EXHIBIT 32.01
     The following certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. § 1350, and pursuant to Securities and Exchange Commission Release No. 33-8238 are being “furnished” to the Securities and Exchange Commission rather than “filed” either as part of the Report or as a separate disclosure statement, and are not to be incorporated by reference into the Annual Report on Form 10-K or any other filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing. The foregoing certifications shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18 or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.
Certification Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to Section 906 of
The Sarbanes-Oxley Act of 2002
     In connection with the Interwoven, Inc. Annual Report on Form 10-K for the year ended December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Martin W. Brauns, certify, pursuant to Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:
     (1) the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of Interwoven, Inc.

Dated: March 13, 2006	/s/ MARTIN W. BRAUNS
Martin W. Brauns
Chief Executive Officer